POWER OF ATTORNEY

Know all by these present, that the undersigned

hereby constitutes and appoints each of William L. Phillips, III, of King

Pharmaceuticals, Inc. (the "Company"), and Darin P. Smith, Megan N. Gates

and Marianne Staniunas of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,

P.C., signing singly, with full power of substitution, the

undersigned’s true and lawful attorney-in-fact to:


(1)	execute
for and on behalf of the undersigned, in the undersigned's
capacity as an
officer, director 			and/or 10% shareholder of the
Company, forms and
authentication documents for EDGAR Filing 			Access;


(2)	do and
perform any and all acts for and on behalf of the
undersigned which may be
necessary or 			desirable to complete and
execute any such forms and
authentication documents;

(3)	execute
for and on behalf of the
undersigned, in the undersigned’s capacity as an officer, director and/or 10% shareholder of the Company, Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of
1934 and the rules
thereunder;

(4)	do and perform any and all acts
for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(5)	take any other action of
any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The
undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney
shall remain in full force and
effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused
this Power of Attorney to be executed this 23rd day of February, 2006.




/s/ James W. Elrod
Signature

James W.

Elrod
Print Name